UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2010

Date of Report (Date of Earliest Event Reported)

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-168524	27-1980622
(State or other jurisdiction of Identification)	(Commission File Number)	(IRS Employer No.)

7322 SOUTHWEST FRWY. STE. 1100, HOUSTON, TX. 77074

Address

Registrant’s telephone number, including area code: (713) 532-5649

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

Correction of Filing Notice on Form 8K.

We announced on October 29, 2010 the closing of our IPO of 55,700,000 shares of Common Stock @ offering price of $.25 per share raising $13,925,000 through our underwriter Heffernan Capital Management, Bangkok, Thailand. This filing is to clarify that we have not received any funds from our stock subscription agreement with Heffernan and will not receive them before the OTC listing confirmation, which confirmation we have not yet received. The Company has made application to be listed on the OTCBB and ticker symbol request to FINRA in order to have its stock quoted through Montecito Advisors, New York. This announcement appears as a matter of record and is not a solicitation or offer to purchase securities. The offering is made by prospectus only. Copies of the Prospectus may be obtained in any State in which this announcement is circulated where the undersigned may legally offer these securities in such State.

Item 9.01	Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI ENERGY FUND I SERIES 2010, INC.

By:	/s/ MARCELLOUS S. MCZEAL
Name:	MARCELLOUS S. MCZEAL
Title:	Chief Executive Officer

Dated:	12/14/2010